UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018 (December 20, 2018)

SMAAASH ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 15th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-3684

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On December 21, 2018, Smaaash Entertainment Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, Simplicity Esports LLC, a Florida limited liability company (“Simplicity”), each of the equity holders of Simplicity (“Simplicity Owners”) and Jed Kaplan, in the capacity as the representative of the Simplicity Owners (the “Representative”). Pursuant to the Share Exchange Agreement, among other things, the Simplicity Owners will transfer all the issued and outstanding equity interests of Simplicity to the Company in exchange for newly issued shares of common stock of the Company (the “Acquisition”).

Acquisition Consideration

The Simplicity Owners will receive an aggregate of 300,000 shares of common stock (“Initial Payment”) at the closing of the Acquisition (the “Closing”) and an additional aggregate of 700,000 shares of common stock on January 7, 2019 (“Second Payment,” and collectively with the First Payment, the “Closing Consideration”). The Simplicity Owners are also entitled to additional payments (“Contingent, “Consideration,’ collectively with the Closing Consideration, the “Consideration”) consisting of (i) an additional aggregate of 500,000 shares of common stock once Simplicity has at least two fully operational gaming centers in the United States, (ii) an additional aggregate of 750,000 shares of common stock if at any point within five years of the Closing, the Company’s market capitalization equals at least $20 million; and (iii) an additional aggregate of 750,000 shares of common stock if at any point within five years of the Closing, the Company’s market capitalization equals at least $50 million (each of the additional payments, the “Contingent Payment” and each of the payment conditions, the “Payment Condition”). In the event the Closing occurs but the Second Payment is not made, or any of Payment Condition is met but the corresponding Contingent Payment is not made, or the Company fails to obtain the stockholder approval of the Consideration by September 30, 2019, the Company will return to the Representative or his designees (i) the names “Simplicity”, “Simplicity Esports, LLC” and “Simplicity Esports,” (ii) all tradenames and trademarks owned by Simplicity as of immediately prior to the Closing; (iii) all social media accounts owned, controlled or utilized by Simplicity as of immediately prior to the Closing; and (iv) all title, right and interest of the Company and Simplicity in and to each of the foregoing.

At Closing, Simplicity shall have at least $50,000 (the “Minimum Closing Cash Amount”) available in cash in a bank account. In addition, there will be a post-closing adjustment based on the net working capital of Simplicity on the date of Closing. At Closing, the Company will also assume a lease agreement of Simplicity and provide a guarantee for the obligations of Simplicity thereunder.

Representations and Warranties

The Share Exchange Agreement contains customary representations and warranties by each of the Company, Simplicity, and the Simplicity Owners. Many of the representations and warranties are qualified by materiality or material adverse effect. The representations and warranties made by the parties survive the Closing through and until the 18 month anniversary of the closing date.

Covenants of the Parties

The Share Exchange Agreement contains certain customary covenants by each of the parties during the period between the signing of the Share Exchange Agreement and the earlier of the Closing or the termination of the Share Exchange Agreement (the “Interim Period”) in accordance with its terms. Each party has agreed to use its commercially reasonable efforts to consummate the transactions contemplated by the Share Exchange Agreement in the most expeditious manner practicable.

The parties have agreed that at the Closing, Jed Kaplan will be added to the board of directors of the Company and will be entitled to remain on the board for a period of two years following the Closing. All the directors, officers, managers and the like of Simplicity will resign and be replaced by designees of the Company except that Steve Grossman will remain as the President of Simplicity.

The Company has agreed, during the Interim Period, not to terminate or amend any of the terms and conditions of its agreements with Maxim Group LLC, the underwriter of the Company’s initial public offering, Smaaash Entertainment Private Limited, an Indian private company, K2 Principal Fund L.P. or Polar Asset Management Partners Inc. in each case without the written consent of Simplicity and the Representative, which consent Simplicity or the Representative may each give or withhold in their respective sole discretion. Each of Simplicity and the Representative may terminate the Share Exchange Agreement upon any termination or amendment of the aforementioned agreements without their respective written consent.

Each of the Simplicity Owners has agreed that, subject to certain limited exceptions, during the period commencing from the date of receipt of shares of the Company’s common stock and ending on the one year anniversary of the date of issuance of the applicable shares of the Company’s common stock, such Simplicity Owners will be subject to lock-up provisions.

At the Closing, a voting agreement will be delivered pursuant to which certain officers and directors of the Company that own shares of the Company’s common stock agree to vote such shares affirmatively to approve the issuance of the Consideration.

The Company will use its best efforts to obtain the stockholder approval of the issuance of the Consideration as soon as possible after the Company’s market capitalization is $25 million or more. At Closing, Simplicity will retain $10,000 in cash in its accounts (separate from the Minimum Closing Cash Amount), to be used by the Company to pay for the costs of obtaining stockholder approval of the Consideration.

Closing Conditions

Consummation of the Share Exchange Agreement and the Acquisition is subject to the satisfaction of certain conditions, including (i) the representations and warranties of the Company being true on and as of the date of the Share Exchange Agreement and the closing date; (ii) performance of all the Company’s obligations and compliance with all agreements and covenants of the Company under the Share Exchange Agreement in all material aspects; (iii) there having been no material adverse effect to the Company and (iv) delivery of an officer’s certificate and secretary’s certificate, a certificate of good standing for the Company, and copies of the Company executed voting agreements and employment agreements.

Unless waived by the Company, the obligations of the Company to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are subject to the satisfaction of certain conditions, including (i) the representations and warranties of Simplicity and Simplicity Owners being true on and as of the date of the Share Exchange Agreement and the closing date; (ii) performance of all the obligations and compliance with all agreements and covenants of Simplicity and Simplicity Owners under the Share Exchange Agreement in all material aspects; (iii) there having been no material adverse effect to Simplicity; (iv) delivery of an officer’s certificate and secretary’s certificate, a certificate of good standing for Simplicity, and copies of the voting agreements and employment agreements executed by the counterparties other than the Company; and (v) the receipt from each Simplicity Owner of a form of assignment of the equity interests of Simplicity to the Company and other documents and executed instruments in respect of the contemplated transfer.

Termination

The Share Exchange Agreement may be terminated (i) by mutual written consent of the Company, Simplicity and Simplicity Owners; (ii) by written notice by either the Company or Simplicity if any of the closing conditions has not been satisfied or waived by December 31, 2018 or if any government authority has issued an non-appealable order or taken any other action permanently prohibiting the transactions contemplated by the Share Exchange Agreement; (iii) for a breach by the other party of its representations, warranties or covenants such that the related Closing condition would not be met or for a material adverse effect on the other party which is uncured and continuing. If the Share Exchange Agreement is terminated, all further obligations of the parties under the Share Exchange Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, effect of termination, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any willful breach of the Share Exchange Agreement prior to such termination.

 Amendment to the Share Exchange Agreement

On December 28, 2018, the Company, Simplicity, Simplicity Owners and the Representative entered into an amendment to the Share Exchange Agreement, which amended the lock-up period for the shares of the Company’s common stock held by each of the Simplicity Owners from one year to six months.

The summary of the Share Exchange Agreement and the amendment to the Share Exchange Agreement is qualified in its entirety by reference to the text of the agreements, copies of which are included as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Securities Exchange Agreement

On December 20, 2018, the Company entered into a securities exchange agreement (“Exchange Agreement”) with Maxim Group LLC (the “Holder”). Pursuant to the terms of the Exchange Agreement, the Holder agreed to surrender and exchange an outstanding demand secured promissory note with a principal amount of $1,800,000 (including accrued interest) (the “Original Note”). In exchange, the Company issued to the Holder a Series A-1 Exchange Convertible Note in the principal amount of $500,000 (the “Series A-1 Note”) and a Series A-2 Exchange Convertible Note in the principal amount of $1,000,000 (the “Series A-2 Note,” and collectively with Series A-1 Note, the “Exchange Notes”).

Exchange Notes

The Series A-1 Note bears interest at 2.67% per annum, payable quarterly and has a maturity date of the earlier of the closing date of the Acquisition or June 20, 2020 (the “Maturity Date”). The Company may pay the interest in cash or at its sole discretion, in shares of its common stock or a combination of cash and common stock. However, the Company may only pay the interest in shares of its common stock if (i) all the equity conditions specified in the note (“Equity Conditions”) have been met (unless waived by the Holder in writing) during the 20 trading days immediately prior to the interest payment date (“Interest Notice Period”), (ii) the Company has provided proper notice pursuant to the terms of the note and (iii) the Company has delivered to the Holder’s account certain number of shares of its common stock to be applied against such interest payment prior to (but no more than five trading days before) the Interest Notice Period.

The Series A-1 Note is convertible into shares of the Company’s common stock (“Conversion Shares”) at an initial conversion price of $1.93 per share, subject to adjustment for any stock dividends and splits, rights offerings, distributions, combinations or similar transactions. Upon the closing of the Acquisition, the conversion price will be automatically adjusted to equal the arithmetic average of the volume weighted average price (“VWAP”) of the Company’s common stock in the five trading days prior to the closing date of the Acquisition. The Holder may convert the Series A-1 Note at any time, in whole or in part, provided that upon receipt of a notice of conversion from the Holder, the Company has the right to repay all or any portion of the Series A-1 Note included in the notice of conversion.

Additionally, the Series A-1 Note will automatically convert into shares of the Company’s common stock on the earlier of the Maturity Date or the closing date of the Acquisition provided that (i) no event of default then exists, and (ii) solely if such automatic conversion date is also the Maturity Date, each of the Equity Conditions have been met (unless waived in writing by the Holder) on each trading day during the 20 trading day period ending on the trading day immediately prior to the automatic conversation date.

At any time prior to the Maturity Date, the Company may also elect to redeem some or all of the outstanding principal amount for cash in an amount (the “Optional Redemption Amount”) equal to the sum of (a) 100% of the then outstanding principal amount of the note, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the note (the “Optional Redemption”). The Company may only effect an Optional Redemption if each of the Equity Conditions have been met (unless waived in writing by the Holder) on each trading day during the period commencing on the date when the notice of the Optional Redemption is delivered to the date of the Optional Redemption and through and including the date payment of the Optional Redemption Amount is actually made in full.

Except as otherwise provided in the Series A-1 Note, including, without limitation, an Option Redemption, the Company may not prepay any portion of the principal amount of the note without the prior written consent of the Holder.

The Company is not permitted to convert any portion of the Series A-1 Note if doing so results in the Holder beneficially owning more than 4.99% of the outstanding common stock of the Company after giving effect to such conversion, provided that on 61 days’ prior written notice from the Holder to the Company, that percentage may increase to 9.99%. However, if there is an automatic conversion, and the conversion would result in the Company issuing a number of shares in excess of the beneficial ownership limitation, then any such shares in excess of the beneficial ownership limitation will be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limitation, at which time or times the Holder will be issued such shares to the same extent as if there had been no such limitation.

The Series A-1 Note contains restrictive covenants which, among other things, restrict the Company’s ability to repay or repurchase any indebtedness, make distributions on or repurchase its common stock or enter into transactions with its affiliates.

The Series A-2 Note has terms substantially similar to those of the Series A-1 Note except that the Series A-2 Note has a maturity date of June 20, 2020 and an initial conversion price of $1.93 which will be automatically adjusted to the lower of (i) the conversion price then in effect and (ii) the greater of the arithmetic average of the VWAP of the Company’s common stock in the five trading days prior to the notice of conversion and $0.50.

In the event that the Acquisition has not closed on or before January 31, 2019, the Exchange Notes will be exchanged for a Demand Secured Promissory Note with an aggregate outstanding principal amount of $1,800,000 in the same form as the Original Note (and with such accrued and unpaid interest as if the exchange never occurred) and the Exchange Notes will automatically, and without any further action of the Holder, be of no further force and effect.

Registration Rights Agreement

In connection with the exchange of the notes, the Company entered into a registration rights agreement (“Registration Rights Agreement”) with the Holder. Under the Registration Rights Agreement, the Company is obligated to file a registration statement on Form S-3 (except if the Company is then ineligible to register such shares for resale on Form S-3, in which case such registration will be on such other form available to the Company) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) registering the resale of all of the shares of common stock issuable upon conversion or otherwise pursuant to the terms of the Exchange Notes (the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), within 60 days following the date of the Registration Rights Agreement. In addition, the Company is obligated to have the Registration Statement declared effective by the SEC by the date that is the120th calendar day after the date of the Registration Rights Agreement (or, in the event of a “full review” by the Commission, the 150th calendar day following the date of the Registration Rights Agreement). In the event that (i) the Registration Statement is not filed or declared effective within the foregoing time frames, or if thereafter, (ii) the Company fails to file an acceleration request for the Registration Statement or a pre-effective amendment or otherwise respond in writing to the SEC’s comments within the timeframes specified in the Registration Rights Agreement, or (iii) the Registration Statement is not effective for any reason or the prospectus contained therein is not available for use by the holders, the Company will pay to each holder an amount in cash equal to 1% of such holder’s outstanding principal amount of the Exchange Notes on the date of such failure and thereafter on every monthly anniversary thereof, subject to a maximum aggregate amount of 5% of the outstanding principal amount of the Exchange Notes until such failure is cured or no longer prevents the holders from freely disposing of their Registrable Securities.

Lock-Up Agreement

The Holder and the Company also entered into a lock-up agreement (“Lock-Up Agreement”). Under the Lock-Up Agreement, the Holder has agreed not to, during the period commencing from the date of the Lock-Up Agreement until 180 days following the closing date of the Acquisition, offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of the Conversion Shares, provided that, the Holder is not prohibited from selling any other shares of the Company’s common stock other than the Conversion Shares.

The summary of the Exchange Agreement, Series A-1 Note, Series A-2 Note, Registration Rights Agreement and Lock-Up Agreement is qualified in its entirety by reference to the text of such agreements, copies of which are included as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this report and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 3.02. The Exchange Notes were offered and sold in reliance upon the exemption from registration pursuant to Section 3(a)(9) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated December 21, 2018, by and among Smaaash Entertainment Inc., Simplicity Esports LLC, Jed Kaplan and each of the equity holders of Simplicity Esports LLC
10.2	Amendment No. 1 to Share Exchange Agreement, dated December 28, 2018, by and among Smaaash Entertainment Inc., Simplicity Esports LLC, Jed Kaplan and each of the equity holders of Simplicity Esports LLC
10.3	Securities Exchange Agreement, dated December 20, 2018, by and between Smaaash Entertainment Inc. and Maxim Group LLC
10.4	Series A-1 Exchange Convertible Note
10.5	Series A-2 Exchange Convertible Note
10.6	Registration Rights Agreement, dated December 20, 2018, by and between Smaaash Entertainment Inc. and Maxim Group LLC
10.7	Lock-Up Agreement, dated December 20, 2018, by and between Smaaash Entertainment Inc. and Maxim Group LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2018

SMAAASH ENTERTAINMENT INC.

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer